EXHIBIT 99.2

For further information contact
John S. Weatherly, CFO 1-800-451-1294

FOR IMMEDIATE RELEASE

     Callon Petroleum Company to Webcast
     Third Quarter 2004 Results of Operations Conference Call

     Natchez, MS (November 2, 2004) — Callon Petroleum Company (NYSE: CPE/CPE.PrA) today announced that its conference call discussing third quarter 2004 results will be accessible live on the Internet. The call is scheduled for Tuesday, November 9, 2004 at 10 a.m. Central Standard Time. Third quarter 2004 results of operations will be released after market close the previous afternoon.

     To access the call log onto http://www.callon.com, click on the “Presentations” button on the left side of the homepage. Then click on the icon for “Webcast powered by CCBN.” Windows Media Player software is required to hear the call. It may be downloaded free by clicking on the icon “Get Windows Media Player.”

     Those unable to listen to the actual teleconference may access a recording of it at any time between Noon Tuesday and Noon Wednesday Central Standard Time. Dial 1-800-633-8284 and enter Reservation Number 21212492.

     Callon Petroleum Company has been engaged in the exploration, development, acquisition and operation of oil and gas properties in the Gulf Coast region since 1950. Callon’s properties and operations are geographically concentrated in the offshore waters of the Gulf of Mexico.

     This news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors.

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